EXHIBIT 4.7.1





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                        FIRST SUPPLEMENTAL INDENTURE


                                 between


                        EQUITABLE OF IOWA COMPANIES



                                   and


                     THE FIRST NATIONAL BANK OF CHICAGO





                       Dated as of ____________, 1996


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                          ARTICLE I
                         DEFINITIONS

SECTION 1.1.  Definition of Terms


                          ARTICLE II
 GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED DEBENTURES

SECTION 2.1.   Designation and Principal Amount; Purchase Price;
               Payment of Principal; Global Securities

SECTION 2.2.  Maturity

SECTION 2.3.  Form and Payment

SECTION 2.4.  Global Subordinated Debenture

SECTION 2.5.  Interest

SECTION 2.6.  Authorized Denominations

SECTION 2.7.  Conversion and Redemption

SECTION 2.8.  Paying Agent and Authenticating Agent

SECTION 2.9.  Defeasance

SECTION 2.10. No Sinking Fund

SECTION 2.11. Trustee

SECTION 2.12. Depositary


                         ARTICLE III
          REDEMPTION OF THE SUBORDINATED DEBENTURES

SECTION 3.1.  Special Event Redemption

SECTION 3.2.  Optional Redemption

SECTION 3.3.  Partial Redemption


                          ARTICLE IV
             EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.  Extension of Interest Payment Period

SECTION 4.2.  Notice of Extension

SECTION 4.3.  Limitation of Transactions


                          ARTICLE V
                           EXPENSES

SECTION 5.1.  Payment of Expenses

SECTION 5.2.  Payment Upon Resignation or Removal


                          ARTICLE VI
                        SUBORDINATION
SECTION 6.1.  Agreement to Subordinate

SECTION 6.2.  Default on Senior Indebtedness

SECTION 6.3.  Liquidation; Dissolution; Bankruptcy

SECTION 6.4.  Prior Payment to Senior Indebtedness Upon
              Acceleration of Subordinated Debentures

SECTION 6.5.  Subrogation

SECTION 6.6.  Trustee to Effectuate Subordination

SECTION 6.7.  Notice by the Issuer

SECTION 6.8.  Rights of the Trustee; Holders of Senior
              Indebtedness

SECTION 6.9.  Subordination May Not Be Impaired


                         ARTICLE VII
                 COVENANT TO LIST ON EXCHANGE

SECTION 7.1.  Listing on an Exchange


                         ARTICLE VIII
                FORM OF SUBORDINATED DEBENTURE
SECTION 8.1.  Form of Subordinated Debenture


                          ARTICLE IX
          ORIGINAL ISSUE OF SUBORDINATED DEBENTURES

SECTION 9.1.  Original Issue of Subordinated Debentures

SECTION 9.2.  Reports by the Trustee


                          ARTICLE X
                          COVENANTS

SECTION 10.1. Covenants as to Trust

SECTION 10.2. Omission of Certain Covenants


                          ARTICLE XI
                           DEFAULT

SECTION 11.1. Additional Event of Default

SECTION 11.2. Waiver of Past Defaults; Supplemental
              Indentures

SECTION 11.3. Acknowledgment of Rights


                         ARTICLE XII
                        MISCELLANEOUS
SECTION 12.1. Ratification of Indenture

SECTION 12.2. Trustee Not Responsible for Recitals

SECTION 12.3. Governing Law

SECTION 12.4. Separability

SECTION 12.5. Counterparts

SECTION 12.6. Effect of Headings

SECTION 12.7. Third Party Beneficiaries









































  FIRST SUPPLEMENTAL INDENTURE dated as of _______________, 1996 (the "First Supplemental Indenture") between Equitable of Iowa Companies, an Iowa corporation (the "Issuer"), and The First National Bank of Chicago, as trustee (the "Trustee") under the Indenture dated as of January 17, 1995 between the Issuer and the Trustee (the "Indenture").

  WHEREAS, the Issuer executed and delivered the Indenture to the Trustee to provide for the future issuance of the Issuer's unsecured debt securities to be issued from time to time in one or more series as might be determined by the Issuer under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

  WHEREAS, pursuant to the terms of the Indenture, the Issuer established a series of its Securities known as its 8-1/2% Notes Due 2005 (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof set forth as provided in the Indenture and an Officers' Certificate dated as of February 14, 1995;

  WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of its Securities to be known as its ____% Subordinated Deferrable Interest Debentures due 2026 (the "Subordinated Debentures"), the form and substance of such Subordinated Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

  WHEREAS, Equitable of Iowa Companies Capital Trust, a Delaware statutory business trust (the "Trust"), is offering to the public $125,000,000 aggregate liquidation amount of its ___ % Trust Originated Preferred Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Issuer of $_________________ million aggregate liquidation amount of its ___% Trust Originated Common Securities (the"Common Securities"), in $_______________ million aggregate principal amount of the Subordinated Debentures;

  WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture; and

  WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Subordinated Debentures, when executed by the Issuer and authenticated and delivered by the Trustee as provided in the Indenture, the valid obligations of the Issuer have been performed, and the execution and delivery of this First
Supplemental Indenture has been duly authorized in all respects.

  NOW, THEREFORE, in consideration of the purchase and acceptance of the Subordinated Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Subordinated Debentures and the terms, provisions and conditions thereof, the Issuer covenants and agrees with the Trustee as follows:

                          ARTICLE I
                         DEFINITIONS

SECTION 1.1.   Definition of Terms.

Unless the context otherwise requires:

  (a) a term defined in the Indenture (including as set forth in the first paragraph of Section 1.1 of the Indenture) has the same meaning when used in this First Supplemental Indenture unless otherwise defined herein;

  (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

  (c)  the singular includes the plural and vice versa;

  (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise specified herein;

  (e) headings are for convenience of reference only and do not affect interpretation;

   (f) the following terms have the meanings given to them in the Declaration (as defined herein) or in the terms of the Trust Securities (as defined herein) as established in accordance with the Declaration:
       (i)    Affiliate;
       (ii)   Business Day;
       (iii)  Debenture Issuer;
       (iv)   Delaware Trustee;
       (v)    Distribution;
       (vi)   Investment Company Event;
       (vii)  Preferred Security Certificate;
       (viii) Pricing Agreement;
       (ix)   Pro Rata;
       (x)    Property Trustee;
       (xi)   Regular Trustees;
       (xii)  Securities;
       (xiii) Securities Guarantees;
       (xiv)  Special Event;
       (xv)   Sponsor;
       (xvi)  Tax Event; and
       (xvii) Underwriting Agreement;

  (g)  The following terms have the meanings given to them in this Section
1.1(g):

  "Compounded Interest" shall have the meaning set forth in Section 4.1.

  "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

  "Declaration" means the Declaration of Trust of Equitable of Iowa Companies Capital Trust, a Delaware statutory business trust, dated as of March 19, 1996, as the foregoing may be amended from time to time.

  "Deferred Interest" shall have the meaning set forth in Section 4.1.

  "Dissolution Event" means that as a result of an election by the Issuer, the Trust is to be dissolved in accordance with the Declaration, and the Subordinated Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities Pro Rata in accordance with the Declaration.

  "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

  "Extension Conditions" means the following:
     (i)   the Issuer is not in bankruptcy or otherwise insolvent;

     (ii) the Issuer is not in default on any Subordinated Debentures issued to the Trust or to any trustee of the Trust in connection with the issuance of Trust Securities by the Trust;

     (iii) the Issuer has made timely payments on the Subordinated Debentures for the immediately preceding six quarters without deferrals;

     (iv) the Trust is not in arrears on payments of Distributions on the Trust Securities;
     (v) the Subordinated Debentures or the Preferred Securities are rated investment grade by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Service, LP, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization; and

     (vi) the final maturity of such Subordinated Debentures is no later than the forty-ninth anniversary of the issuance of the Preferred Securities.

  "Global Subordinated Debenture" shall have the meaning set forth in Section 2.4(a)(i).

  "Interest Deduction Date" shall have the meaning set forth in Section 2.2(b).

  "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

  "Maturity Date" shall have the meaning set forth in Section 2.2(a).

  "Non Book-Entry Preferred Securities" shall have the meaning set forth in
Section 2.4(a)(ii).

  "Optional Redemption Price" shall have the meaning set forth in Section 3.2.

  "Preceding Maturity Date" shall have the meaning set forth in Section 2.2(c).

  "Redemption Price" shall have the meaning set forth in Section 3.1.

  "Scheduled Maturity Date" means __________, 2026.

  "Senior Indebtedness" means all indebtedness of the Issuer, whether now existing or hereafter created, but excluding trade accounts payable arising in the ordinary course of business. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Issuer for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Issuer; (ii) all capital lease obligations of the Issuer; (iii) all obligations of the Issuer issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Issuer for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise, including under all support agreements or guarantees by the Issuer of debentures, notes and other securities issued by its subsidiaries; and
(vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer); provided that Senior Indebtedness shall not include (1) any indebtedness of the Issuer that is by its terms subordinated to or pari passu with the Subordinated Debentures, and (2) any indebtedness between or among the Issuer and any of its Affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of this First Supplemental Indenture, regardless of any amendment, modification or waiver of any term of such Senior Indebtedness.

  "Trust Securities" shall mean the Securities.

                          ARTICLE II
 GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED DEBENTURES

SECTION 2.1.  Designation and Principal Amount; Purchase Price;
              Payment of Principal; Global Securities.

  (a) There is hereby authorized a series of Securities designated the "___% Subordinated Deferrable Interest Debentures due 2026," limited in aggregate principal amount to $______________ million (not including Subordinated Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Subordinated Debentures pursuant to Sections 2.8, 2.9, 2.11, 5.3, 8.5 or 12.3 of the Indenture), which amount shall be as set forth in an Issuer Order for the authentication and delivery of Subordinated Debentures pursuant to Section 2.4 of the Indenture.

  (b) The Subordinated Debentures shall be issued for a purchase price equal to 100% of the principal amount of such Subordinated Debentures.

  (c) The principal of the Subordinated Debentures shall be due and payable in full on the Maturity Date.

  (d) The Subordinated Debentures shall initially be issued in fully registered non-book entry certificated form in the aggregate principal amount of $_________.

SECTION 2.2.   Maturity.

    (a) The Maturity Date means the date on which the Subordinated Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon (including Compounded Interest, if any), which date shall be the Scheduled Maturity Date unless the Maturity Date has been changed pursuant to Section 2.2(c) or (d), in which case the Maturity Date shall be the Maturity Date most recently established in accordance with Section 2.2(c) or (d).

    (b) The Interest Deduction Date shall mean the date which is six months earlier than the ending date of the maximum term (beginning on the date of issue of the Subordinated Debentures and including any extensions thereof), as determined under any federal statute applicable by its terms to the Subordinated Debentures which is enacted at any time after the issuance of the Subordinated Debentures, of a debt instrument for which interest is deductible for federal income tax purposes.

    (c) If the Issuer has elected to dissolve the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust in accordance with Section 8.1(a)(v) of the Declaration, then the Issuer may elect to shorten the Maturity Date to a date not earlier than ___________________, 2001, or extend the Maturity Date to a date which is not later than the earlier of (i) ________, 2045, or
(ii) the Interest Deduction Date, and such election shall be made, and such change in the Maturity Date shall be effective, on such date as notice thereof has been given in accordance with Section 2.2(e) so long as, in the case of an extension of the Maturity Date, the Issuer meets the Extension Conditions on such date; provided that (i) any such extension of the Maturity Date shall cease to be in effect (and the Maturity Date shall be the Maturity Date in effect prior to such extension (the "Preceding Maturity Date")) unless the Extension Conditions also are met on the Preceding Maturity Date, and (ii) in no event shall an extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date.

    (d) The Issuer may at any time before the date which is 90 days before the Maturity Date, elect to extend the Maturity Date for one or more periods, but in no event to a date later than the earlier of (i) ____________ 2045, or
(ii) the Interest Deduction Date, and such election shall be made, and such extension of the Maturity Date shall be effective, on such date as notice thereof has been given in accordance with Section 2.2(e) so long as the Issuer meets the Extension Conditions on such date; provided that (i) any such extension of the Maturity Date shall cease to be in effect (and the Maturity Date shall be the Preceding Maturity Date) unless the Extension Conditions also are met on the Preceding Maturity Date, and (ii) in no event shall an extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date.

    (e)  If the Issuer desires to change the Maturity Date pursuant to
Section 2.2(c) or (d), the Issuer shall give notice to Holders of the Subordinated Debentures, the Property Trustee, the Trust and the Trustee of the new Maturity Date.

SECTION 2.3.   Form and Payment.

  Except as provided in Section 2.4, the Subordinated Debentures shall be issued as Registered Securities in fully registered certificated form without interest coupons. The place where principal of and interest (including the Compounded Interest, if any) on the Subordinated Debentures will be payable, the Subordinated Debentures may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Subordinated Debentures and the Indenture may be served shall be the location specified in Section 3.2 of the Indenture, which shall initially be at the office of the Trustee at The First National Bank of Chicago, c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, New York, New York 10005, Attention: Corporate Trust Administration and One First National Plaza - Suite 0126, Chicago Illinois 60670-0126, Attention: Corporate Trust Services Division; provided, however, that payment of interest may be made at the option of the Issuer by wire transfer to an account maintained by a Holder (upon appropriate instructions from such Holder) or by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest, if any) on such Subordinated Debentures held by the Property Trustee will be made by wire transfer of immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Subordinated Debentures will only be made upon surrender of the Subordinated Debentures to the Trustee. The Subordinated Debentures will be denominated in Dollars and payment of principal and interest on the Subordinated Debentures shall be made in Dollars.

SECTION 2.4.   Global Subordinated Debenture.

  (a) In connection with a distribution of the Subordinated Debentures to the holders of the Trust Securities pursuant to the Declaration:

      (i) The Subordinated Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Subordinated Debenture in an aggregate principal amount equal to the aggregate principal amount of all Outstanding Subordinated Debentures of such series (a "Global Subordinated Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Issuer upon any such presentation shall execute a Global Subordinated Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the
Subordinated Debentures issued as a Global Subordinated Debenture will be made to the Depositary.

      (ii) If any Preferred Securities are held in non book-entry certificated form, the Subordinated Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Subordinated Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be canceled and a Subordinated Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Issuer and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Subordinated Debentures, Subordinated Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

  (b) Unless and until it is exchanged for Subordinated Debentures in registered certificated form, a Global Subordinated Debenture may be transferred, in whole but not in part, only by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary selected or approved by the Issuer or a nominee of such successor Depositary.

  (c) If at any time the Depositary for the Subordinated Debentures notifies the Issuer that it is unwilling or unable to continue as Depositary for the Subordinated Debentures or if at any time the Depositary for the Subordinated Debentures shall no longer be registered or in good standing as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at a time at which the Depositary is required to be so registered to act as Depositary for the Subordinated Debentures, and a successor Depositary for such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, the Issuer will execute, and, subject to Article Two of the Indenture, the Trustee, upon written notice from the Issuer, will authenticate and deliver the Subordinated Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Subordinated Debenture in exchange for such Global Subordinated Debenture. In addition, the Issuer, in its sole discretion, may at any time determine that the Subordinated Debentures shall no longer be represented by a Global Subordinated Debenture. In such event the Issuer will execute, and subject to Article Two of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Issuer, will authenticate and deliver the Subordinated Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Subordinated Debenture in exchange for such Global Subordinated Debenture. Upon the exchange of the Global Subordinated Debenture for such Subordinated Debentures in definitive registered form without coupons, in authorized denominations, the Global Subordinated Debenture shall be canceled by the Trustee. Such Subordinated Debentures in definitive registered form issued in exchange for the Global Subordinated Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such registered certificated Subordinated Debentures in definitive form in exchange for the Global Subordinated Debenture to the Depositary for delivery to the Persons in whose names such Subordinated Debentures are so registered.

  (d) The Issuer shall also be required under Section 2.8 of the Indenture to deliver Subordinated Debentures in definitive registered form in exchange for a Global Subordinated Debenture upon the occurrence of an Event of Default specified in Section 5.1(a), (b) or (c) of the Indenture.

  (e) None of the Issuer, the Trust, the Trustee, any paying agent or any other agent of any such party shall have any responsibility, obligation or liability with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Subordinated Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, including (without limiting the generality of the foregoing) any responsibility, obligation or liability with respect to: (x) the maintenance, review or accuracy of the records of the Depositary or of any of its direct or indirect participants or participating organizations with respect to any ownership interest in or payments with respect to the Subordinated Debentures represented by such Global Subordinated Debenture, (y) any communication with or delivery of any notice (including notices of redemption) with respect to the Subordinated Debentures represented by such Global Subordinated Debenture to any Person having any beneficial ownership interest in such Global Subordinated Debenture or to any of the Depositary's direct or indirect participants or participating organizations, or (z) any payment made on account of any beneficial ownership interest in such Global Subordinated Debentures.

SECTION 2.5.   Interest.

  (a) The Subordinated Debentures will bear interest at the fixed rate of ____% per annum (the "Coupon Rate") from the original date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on ________________, 1996. Interest on the Subordinated Debentures (except defaulted interest) shall be paid to the Persons in whose name the Subordinated Debentures are registered, at the close of business on the regular Record Date for such interest installment (including Subordinated Debentures that are cancelled after the Record Date and before the Interest Payment Date), which, with respect to any Subordinated Debentures of which the Property Trustee is the Holder or with respect to a Global Subordinated Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if, pursuant to the Indenture and this First Supplemental Indenture the Subordinated
Debentures are not represented by a Global Subordinated Debenture, the Issuer may select a regular Record Date for such interest installment which shall conform to the rules of any securities exchange, interdealer quotation system or other organization on which the Subordinated Debentures are listed and which shall be at least one Business Day but less than 60 Business Days before the applicable Interest Payment Date. Notwithstanding the foregoing, any interest that is payable at maturity shall be payable to the Person to whom principal payable at maturity shall be payable.

  (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, notwithstanding any provision of the Indenture to the contrary, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

  (c) Any installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of the Subordinated Debentures on the regular Record Date and may be paid to the Person in whose name the Subordinated Debentures are registered at the close of business on a special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice of which shall be given to the Holders of the Subordinated Debentures not less than 10 days prior to such special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, interdealer quotation system or other organization on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, system or organization.

SECTION  2.6.   Authorized Denominations.

  The Subordinated Debentures shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

SECTION 2.7.   Conversion and Redemption.

  The Subordinated Debentures are not subject to conversion at the option of the Holder or otherwise. The Subordinated Debentures are not subject to redemption at the option of the Holder and are subject to redemption at the option of the Issuer or otherwise as provided in Article III hereof.

SECTION 2.8   Paying Agent and Authenticating Agent.

  The Trustee is hereby appointed as the initial paying agent, transfer agent and Security Registrar for the Subordinated Debentures, and the appointment of the Trustee as Authenticating Agent is hereby ratified and approved.

SECTION 2.9  Defeasance.

  The Subordinated Debentures shall not be subject to the provisions of Article Ten of the Indenture concerning the satisfaction and discharge of the Issuer's indebtedness and obligations under the Indenture and the termination of certain covenants of the Issuer under the Indenture.

SECTION 2.10  No Sinking Fund.

  The Subordinated Debentures shall not be entitled to the benefit of any sinking fund or analogous provision.

SECTION 2.11  Trustee.

  The initial Trustee for the Subordinated Debentures shall be The First National Bank of Chicago and the Corporate Trust Office of the Trustee for purposes of the Indenture shall initially be located at One First National Plaza - Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division.

SECTION 2.12  Depositary.

  The Depository Trust Company (or its nominee) shall act as the initial Depositary for any Global Subordinated Debenture which may be issued pursuant to this First Supplemental Indenture.

                         ARTICLE III
          REDEMPTION OF THE SUBORDINATED DEBENTURES

SECTION 3.1.  Special Event Redemption.

    If a Special Event has occurred and is continuing then, notwithstanding
Section 3.2 but subject to the provisions of Article Twelve of the Indenture, the Issuer shall have the right, upon not less than 30 days' nor more than 60 days' notice to the Holders of the Subordinated Debentures, to redeem the Subordinated Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Special Event at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon (including Compounded Interest, if any) to the date of such redemption (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Issuer determines and specifies in the notice of redemption, provided the Issuer shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 11:00 a.m. on the date such Redemption Price is to be paid.

SECTION 3.2.   Optional Redemption.

     Subject to the provisions of Section 3.3 and Article Twelve of the Indenture, the Issuer shall have the right to redeem the Subordinated Debentures, in whole or in part, at any time or from time to time, on or after ______________, 2001, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, (including Compounded Interest, if any), to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Subordinated Debentures, at the Optional Redemption Price. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Issuer determines and specifies in the notice of redemption, provided that the Issuer shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 11:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

SECTION 3.3.  Partial Redemption.

  (a) If a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange, interdealer quotation system or other organization on which the Preferred Securities are then listed, the Issuer shall not be permitted to effect such partial redemption and may only redeem the Subordinated Debentures in whole.

  (b) The Issuer may not redeem fewer than all of the Outstanding Subordinated Debentures unless all accrued and unpaid interest on the Subordinated Debentures has been paid as of the Interest Payment Date next preceding the Redemption Date.

  (c) If the Subordinated Debentures are only partially redeemed pursuant to
Section 3.2, the Subordinated Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption the Subordinated Debentures are registered as a Global Subordinated Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Subordinated Debentures credited to each of its participant accounts to be redeemed.

                          ARTICLE IV
             EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.  Extension of Interest Payment Period.

  The Issuer shall have the right, at any time and from time to time during the term of the Subordinated Debentures, to defer payments of interest on the Subordinated Debentures by extending the interest payment period of the Subordinated Debentures for a period not exceeding 20 consecutive quarters
(the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period
("Compounded Interest"). At the end of the Extended Interest Payment Period, the Issuer shall pay all interest accrued and unpaid on the Subordinated Debentures, including any Compounded Interest (all such interest the "Deferred Interest") that shall be payable to the Holders of the Subordinated Debentures in whose names the Subordinated Debentures are registered in the Security Register as of the Record Date relating to the Interest Payment Date that corresponds to the end of such Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Issuer may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred
Interest then due, the Issuer may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Issuer may prepay at any time all or any portion of the Deferred Interest accrued during an Extended Interest Payment Period.

SECTION 4.2.   Notice of Extension.

  (a) If the Property Trustee is the only registered Holder of the Subordinated Debentures at the time the Issuer selects an Extended Interest Payment
Period, the Issuer shall give written notice to the Regular Trustees and the Property Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities are payable, or (ii) the date the Regular Trustees, on behalf of the Trust, are required to give notice of the record date, or the date such Distributions are payable, to the New York
Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities.

  (b) If the Property Trustee is not the only Holder of the Subordinated Debentures at the time the Issuer selects an Extended Interest Payment Period, the Issuer shall give the Holders of the Subordinated Debentures written notice of its selection of such Extended Interest Payment Period 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Issuer is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Subordinated Debentures.

  (c) The quarter in which any notice is given pursuant to paragraphs (a) or
(b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3. Limitation of Transactions.

  If the Issuer shall exercise its right to defer payment of interest as provided in Section 4.1, during any Extended Interest Payment Period (a) the Issuer shall not declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (b) the Issuer shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Issuer that rank pari passu with or junior to the Subordinated Debentures and (c) the Issuer shall not make guarantee payments with respect to the foregoing (other than pursuant to the Securities Guarantees); provided, however, that notwithstanding the restriction in clause (a) above, the Issuer may declare and pay a stock dividend where the stock dividend is the same stock as that on which the dividend is being paid.

                          ARTICLE V
                          EXPENSES

SECTION 5.1.   Payment of Expenses.

  In connection with the offering, sale and issuance of the Subordinated Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust and during the existence of the Trust, the Issuer, in its capacity as borrower with respect to the Subordinated Debentures, shall:

    (a) pay all costs and expenses relating to the offering, sale and issuance of the Subordinated Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensa-tion of the Trustee under the Indenture in accordance with the provisions of Section 6.6 of the Indenture;

    (b) pay other debts and obligations of the Trust (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the under-writers payable pursuant to the Pricing Agreement), the retention of the Equitable Trustees, reimbursement of the Regular Trustees as provided in the Declaration, the fees and expenses of the Property Trustee and the Delaware Trustee, the trustee under the Preferred Securities Guarantee and the Common Securities Guarantee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets, and the fees and expenses related to the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities) and all other amounts payable by the Issuer pursuant to the Declaration;

    (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

    (d) pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust or its assets and all liabilities, costs and expenses of the Trust with respect to such taxes, duties, assessments or governmental charges.

SECTION 5.2.   Payment Upon Resignation or Removal.

  Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to Section 6.10 of the Indenture, the Issuer shall pay to the Trustee all amounts due to the Trustee accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Issuer shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts due to such trustee accrued to the date of such termination, removal or resignation.

                           ARTICLE VI
                          SUBORDINATION

SECTION 6.1.   Agreement to Subordinate.

  The Issuer covenants and agrees, and each Holder of Subordinated Debentures issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Subordinated Debentures shall be issued subject to the provisions of this Article VI; and each Holder of a Subordinated Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

  The payment by the Issuer of the principal of and interest on all Subordinated Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer, whether outstanding at the date of this First Supplemental Indenture or thereafter incurred.

  No provision of this Article VI shall prevent the occurrence of any default or Event of Default hereunder or under the Indenture.

SECTION 6.2.  Default on Senior Indebtedness.

  In the event and during the continuation of any default by the Issuer in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Issuer, or in the event that the maturity of any Senior Indebtedness of the Issuer has been accelerated because of a default, then, in either case, no payment shall be made by the Issuer with respect to the principal (including redemption payments) of or interest on the Subordinated Debentures.

  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Trustee before all Senior Indebtedness of the Issuer is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Issuer) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their respective representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 6.3.   Liquidation; Dissolution; Bankruptcy.

  Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due upon all Senior Indebtedness of the Issuer shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Issuer on account of the principal or interest on the Subordinated Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets of the Issuer of any kind or character whether in cash, property or securities, that the Holders of the Subordinated Debentures or the Trustee would be entitled to receive from the Issuer, except for the provisions of this Article VI, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Subordinated Debentures or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Issuer (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Issuer) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness of the Issuer remaining unpaid to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Subordinated Debentures or to the Trustee.

  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Issuer is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Issuer) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness of the Issuer remaining unpaid to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior
Indebtedness.

  For purposes of this Article VI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VI with respect to the Subordinated Debentures to the payment of all Senior Indebtedness of the Issuer that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Nine of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Nine of the Indenture. Nothing in Section 6.2 or in this Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6 of the Indenture.

SECTION 6.4 Prior Payment to Senior Indebtedness Upon Acceleration of Subordinated Debentures.

  In the event that the Subordinated Debentures are declared due and payable before the Maturity Date, then and in such event the holders of the Senior Indebtedness outstanding at the time such Subordinated Debentures so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Subordinated Debentures are entitled to receive or retain any principal of or interest on the Subordinated Debentures (including any payment that may be payable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Subordinated Debentures).

  In the event that, notwithstanding the foregoing, the Issuer shall make any payment of principal or interest on the Subordinated Debentures to the Trustee or any Holder of the Subordinated Debentures prohibited by the foregoing provisions of this Section 6.4 and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Issuer.

SECTION 6.5.   Subrogation.

  Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness of the Issuer, the rights of the Holders of the Subordinated Debentures shall be subrogated (equally and ratably with the holders of all indebtedness of the Issuer that by its express terms is subordinated to indebtedness of the Issuer to substantially the same extent as the Subordinated Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to such Senior Indebtedness until the principal of and interest on the Subordinated Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Subordinated Debentures or the Trustee would be entitled except for the provisions of this Article VI, and no payment over pursuant to the provisions of this Article VI to or for the benefit of the holders of such Senior Indebtedness by Holders of the Subordinated Debentures or the Trustee, shall, as between the Issuer, its creditors other than holders of Senior Indebtedness of the Issuer, and the holders of the Subordinated Debentures, be deemed to be a payment by the Issuer to or on account of such Senior Indebtedness. It is understood that the provisions of this Article VI are and are intended solely for the purposes of defining the relative rights of the Holders of the Subordinated Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

  Nothing contained in this Article VI or in the Indenture, elsewhere in this First Supplemental Indenture or in the Subordinated Debentures is intended to or shall impair, as between the Issuer, its creditors other than the holders of Senior Indebtedness of the Issuer, and the Holders of the Subordinated Debentures, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Subordinated Debentures the principal of and interest on the Subordinated Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Subordinated Debentures and creditors of the Issuer other than the holders of Senior Indebtedness of the Issuer, nor shall anything herein or therein prevent the Trustee or the Holder of any Subordinated Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article VI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

  Upon any payment or distribution of assets of the Issuer referred to in this
Article VI, the Trustee, subject to the provisions of Section 6.2 of the Indenture, and the Holders of the Subordinated Debentures shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Subordinated Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

SECTION 6.6.   Trustee to Effectuate Subordination.

  Each Holder of Subordinated Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VI and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

SECTION 6.7.   Notice by the Issuer.

  The Issuer shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Issuer that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of this Article VI. Notwithstanding the provisions of this Article VI or any other provision of the Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of this Article VI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer or a holder or holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notices the Trustee, subject to the provisions of Section 6.2 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 6.7 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subordinated Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

  The Trustee, subject to the provisions of Section 6.2 of the Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Issuer (or a representative or trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a representative or trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this
Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 6.8.   Rights of the Trustee; Holders of Senior Indebtedness.

  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior
Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

  With respect to the holders of Senior Indebtedness of the Issuer, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture or this First Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 6.2 of the Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Subordinated Debentures, the Issuer or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article VI or otherwise.

SECTION 6.9.   Subordination May Not Be Impaired.

  No right of any present or future holder of any Senior Indebtedness of the Issuer to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of the Indenture or this First Supplemental Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Issuer may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Subordinated Debentures, without incurring responsibility to the Holders of the Subordinated Debentures and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the Holders of the Subordinated Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

                          ARTICLE VII
                  COVENANT TO LIST ON EXCHANGE

SECTION 7.1.   Listing on an Exchange.

  If the Subordinated Debentures are to be distributed to the holders of the Preferred Securities as described in Section 2.4(a), the Issuer will, if the Subordinated Debentures are not already so listed, use its best efforts to list such Subordinated Debentures on the New York Stock Exchange, Inc. or on such other exchange or other organization as the Preferred Securities are then listed.

                          ARTICLE VIII
                 FORM OF SUBORDINATED DEBENTURE

SECTION 8.1.   Form of Subordinated Debenture.

  The Subordinated Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

  (IF THE SUBORDINATED DEBENTURE IS TO BE A GLOBAL SUBORDINATED DEBENTURE, INSERT - This Subordinated Debenture is a Global Subordinated Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Subordinated Debenture is exchangeable for Subordinated Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Subordinated Debenture (other than a transfer of this Subordinated Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

  Unless this Subordinated Debenture is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Subordinated Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.)


                  EQUITABLE OF IOWA COMPANIES

         ___% SUBORDINATED DEFERRABLE INTEREST DEBENTURE

No.___                      DUE 2026                      REGISTERED
                                                             $______

    Equitable of Iowa Companies, an Iowa corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to__________________ , or registered assigns, the principal sum of _____________ Dollars on ______ , 2026 (or on such date that is no earlier than _______ , 2001 or such date that is no later than the earlier of: (i) __________ , 2045, or (ii) the Interest Deduction Date, if the Company elects to shorten or extend the Maturity Date as further described herein), and to pay interest on said principal sum from _______________ , 1996, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing ____________ , 1996, at the rate of ____ % per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter on the basis of the actual number of days elapsed in such 90-day quarter. In the event that any date on which interest is payable on this Subordinated Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Subordinated Debenture is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. {IF THE PREFERRED SECURITIES ARE NO LONGER REPRESENTED BY A GLOBAL CERTIFICATE OR IF THE SUBORDINATED DEBENTURES ARE NOT REPRESENTED BY A GLOBAL SUBORDINATED DEBENTURE -- which shall be the close of business on the ___ Business Day next preceding such Interest Payment Date.} Notwithstanding the foregoing, any interest that is payable on the Maturity Date shall be payable to the Person to whom principal payable at the Maturity Date shall be payable. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Subordinated Debenture is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debentures may be listed, and upon such notice as may be required buy such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Subordinated Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Subordinated Debenture is the Property Trustee, the payment of the principal of and interest on this Subordinated Debenture will be made by wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee. Payment of principal of the Subordinated Debentures will only be made upon surrender of the Subordinated Debentures to the Trustee.

    The indebtedness evidenced by this Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

    This Subordinated Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

    The provisions of this Subordinated Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

    Dated: _________________, 1996.

                             EQUITABLE OF IOWA COMPANIES


                             By: _________________________________


                             By: _________________________________

SEAL












































                   (FORM OF CERTIFICATE OF AUTHENTICATION)

                        CERTIFICATE OF AUTHENTICATION


    This is one of the Subordinated Debentures referred to in the within-mentioned Indenture.

                             THE FIRST NATIONAL BANK OF CHICAGO
                             as Trustee

                             By: ______________________________
                                  Authorized Officer















































                 (FORM OF REVERSE OF SUBORDINATED DEBENTURE)


    This Subordinated Debenture is one of a duly authorized series of Subordinated Debentures of the Company (herein sometimes referred to as the "Subordinated Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of January 17, 1995, duly executed and delivered between the Company and The First National Bank of Chicago, as Trustee (the 'Trustee'), as supplemented by the First Supplemental Indenture dated as of _____________, 1996, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Subordinated Debentures, and to all of which provisions the Holder of this Subordinated Debenture by acceptance hereof, assents and agrees. By the terms of the Indenture, the Subordinated Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Subordinated Debentures is limited in aggregate principal amount as specified in said Supplemental Indenture.

    Except as provided in the next paragraph with respect to the occurrence of a Special Event, the Subordinated Debentures may not be redeemed by the Company prior to _____, 2001. The Company shall have the right to redeem this Subordinated Debenture at the option of the Company, without premium or penalty, in whole or in part at any time and from time to time on or after , 2001 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued and unpaid interest, including any Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice at the Optional Redemption Price.

    If, at any time, a Tax Event or an Investment Company Event (each, as defined below, a "Special Event") shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debentures in whole (but not in part) for cash at the Optional Redemption Price within 90 days following the occurrence of such Special Event.

    "Tax Event" means that the Regular Trustees shall have received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment, or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debentures, (ii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Subordinated Debentures is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

    "Investment Company Event" means that the Regular Trustees shall have received an opinion of independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

    If the Subordinated Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Subordinated Debentures in whole.

    In the event of redemption of this Subordinated Debenture in part only, a new Subordinated Debenture or Subordinated Debentures of this series (for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

    In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and limitations provided in the Indenture.

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Subordinated Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Subordinated Debentures; provided, however, that no such supplemental indentures shall (i) extend the time of payment of the principal of any Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable upon the redemption thereof, without the consent of the Holder of each Subordinated Debenture so affected, or (ii) reduce the aforesaid percentage of Subordinated Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Subordinated Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Subordinated Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Subordinated Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in respect of a covenant or provision of the Indenture or the Subordinated Debentures of such series which cannot be modified or amended without the consent of each Holder of Subordinated Debentures of such series. Any such consent or waiver by the registered Holder of this Subordinated Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Subordinated Debenture and of any Subordinated Debentures issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Subordinated Debenture.

    No reference herein to the Indenture and no provision of this Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Debenture at the time and place and at the rate and in the money herein prescribed.

    The Company shall have the right at any time during the term of the Subordinated Debentures from time to time to extend the interest payment period of such Subordinated Debentures for up to 20 consecutive quarters not to extend beyond the Maturity Date of the Subordinated Debentures (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). In the event that the Company exercises the right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Subordinated Debentures, (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Securities Guarantees); provided, however, that restriction (a) above does not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters and shall not extend beyond the Maturity Date of the Subordinated Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

    At any time the Company will have the right to dissolve the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. If the Company elects to dissolve the Trust and thereby causes the Subordinated Debentures to be distributed to the holders of the Trust Securities, the Company shall have the right to (a) shorten the Maturity Date to any date that is not earlier than _____, 2001 and (b) to extend the Maturity Date to a date no later than the earlier of (i) __________, 2045, or (ii) the Interest Deduction Date, provided the conditions in clauses (i) through (vi) below are met on the date the Company exercises such right and on the Maturity Date in effect prior to such proposed extension (the "Preceding Maturity Date"). In addition, the Company shall have the right, which must be exercised at least 90 days prior to the Maturity Date then in effect, to extend the Maturity Date for one or
more periods, but in no event to a date later than the earlier of (i)      ,
2045, or (ii) the Interest Deduction Date, provided that the Company must satisfy the following conditions on the date it exercises such right and on the Preceding Maturity Date: (i) the Company is not in bankruptcy or otherwise insolvent, (ii) the Company is not in default on any Subordinated Debentures issued to the Trust or any trustee of the Trust in connection with the issuance of Trust Securities by the Trust, (iii) the Company has made timely payments on the Subordinated Debentures for the immediately preceding six quarters without deferrals, (iv) the Trust is not in arrears on payment of distributions on the Trust Securities, (v) the Subordinated Debentures or the Preferred Securities are rated investment grade by a nationally recognized statistical rating organization, and (vi) the final maturity of the Subordinated Debentures is no later than the forty-ninth anniversary of the issuance of the Preferred Securities. In the event the conditions specified in clauses (i) through (vi) above are not satisfied on the date of exercise of the right to extend the Maturity Date and on the Preceding Maturity Date, then the Maturity Date of the Subordinated Debentures shall be the Preceding Maturity Date. In no event shall an extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date.

    As provided in the Indenture and subject to certain limitations therein set forth, this Subordinated Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Subordinated Debenture for registration of transfer at the Corporate Trust Office of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

    Prior to due presentment for registration of transfer of this Subordinated Debenture, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Subordinated Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

    No recourse shall be had for the payment of the principal of or the interest on this Subordinated Debenture or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present of future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

    [The Subordinated Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof, provided that this Global Subordinated Debenture is exchangeable for Subordinated Debentures in definitive form only under certain limited circumstances set forth in the Indenture.] As provided in the Indenture and subject to certain limitations herein and therein set forth, Subordinated Debentures of this series so issued are exchangeable for a like aggregate principal amount of Subordinated Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same. All terms used in this Subordinated Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           ARTICLE IX
           ORIGINAL ISSUE OF SUBORDINATED DEBENTURES

SECTION 9.1.   Original Issue of Subordinated Debentures.

  Subordinated Debentures in the aggregate principal amount of $________________ may, upon execution of this First Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Subordinated Debentures to or upon the written order of the Issuer, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, without any further action by the Issuer.

SECTION 9.2.   Reports by the Trustee.

  Up until and including the Maturity Date, the Trustee shall, in respect of each applicable date, make such reports within such time periods as are required to be made by the Trustee under the Trust Indenture Act and the Indenture.

                           ARTICLE X
                           COVENANTS

SECTION 10.1.   Covenants as to Trust.

  In the event Subordinated Debentures are issued and sold to the Property Trustee in connection with the issuance of Trust Securities by the Trust, for so long as the Trust Securities remain outstanding, the Issuer will (i) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Issuer under the Indenture may succeed to the Issuer's ownership of the Common Securities,
(ii) not voluntary dissolve, windup or terminate the Trust, except in connection with the distribution of Subordinated Debentures upon a Dissolution Event or otherwise, and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration, (iii) timely perform its duties as sponsor of the Trust, (iv) use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Subordinated Debentures as provided in the Declaration, the redemption of the Trust Securities or in connection with certain mergers, consolidations or amalgamations as permitted by the Declaration, and (b) otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and
(v) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Subordinated Debentures. This covenant is intended solely for the benefit of the Holders of the Subordinated Debentures issued pursuant to this First Supplemental Indenture and shall not be applicable to the Securities of any other series issued pursuant to the Indenture.

SECTION 10.2.  Omission of Certain Covenants.

  The covenants of the Issuer contained in Section 3.6 and Section 3.7 of the Indenture shall not be applicable to the Subordinated Debentures issued pursuant to this First Supplemental Indenture and the failure by the Issuer to comply with or observe either such covenant shall not constitute a default or an Event of Default with respect to the Subordinated Debentures.


                               ARTICLE XI
                                DEFAULT

SECTION 11.1.   Additional Event of Default.

  There is hereby established as an additional Event of Default (as contemplated by Section 5.1(i) of the Indenture) the following:

       In the event the Subordinated Debentures are issued and sold to the Property Trustee in connection with the issuance of Trust
     Securities by the Trust, the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Subordinated Debentures to holders of Trust Securities in liquidation or redemption of their interests in the Trust, (ii) the redemption of all or part of the outstanding Trust Securities of the Trust or (iii) certain mergers, consolidations or amalgamations of the Trust, each as permitted by the Declaration of the Trust.

  The foregoing Event of Default is intended solely for the benefit of the Holders of the Subordinated Debentures issued pursuant to this First Supplemental Indenture and shall not be applicable to any other series of Securities heretofore or hereafter issued pursuant to the Indenture.

SECTION 11.2   Waiver of Past Defaults; Supplemental Indentures.

  (a) Prior to the declaration of acceleration of the maturity of the Subordinated Debentures as provided in Section 5.1 of the Indenture, the Holders of a majority in aggregate principal amount of the Subordinated Debentures then Outstanding may on behalf of the Holders of all of the Subordinated Debentures then Outstanding waive any past default or Event of Default not theretofore cured with respect to the Subordinated Debentures and its consequences, except a default or an Event of Default:

     (1) in the payment of the principal of or interest on any Subordinated Debenture, or

     (2) in respect of a covenant or provision of the Indenture, this First Supplemental Indenture or the Subordinated Debentures which under Article Eight of the Indenture cannot be modified or amended without the consent of the holder of each Outstanding Subordinated Debenture affected;

provided, however, that notwithstanding anything to the contrary contained in
Section 7.3 of the Indenture, if the Subordinated Debentures are held by the Trust or by the Property Trustee, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of the Trust Securities shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each Outstanding Subordinated Debenture is required in connection with such waiver or modification, such waiver or modification shall not be effective until each holder of the Trust Securities shall have consented to such waiver or modification.

  Upon any such waiver, such default shall cease to exist and shall be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, in each case for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

  (b) Notwithstanding anything to the contrary contained in Section 7.3 of the Indenture, if the Subordinated Debentures are held by the Trust or the Property Trustee, a supplemental indenture that requires the consent of the Holders of the Outstanding Subordinated Debentures as provided in Section 8.2 of the Indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities shall have consented to such supplemental indenture; provided, however, that if the consent of the Holder of each Outstanding Subordinated Debenture is required in connection with a supplemental indenture, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.

  (c) Notwithstanding anything to the contrary contained in Section 7.3 of the Indenture, if the Subordinated Debentures are held by the Trust or by the Property Trustee, a waiver by the Holders of the Subordinated Debentures pursuant to Section 11.13 of the Indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities shall have consented to such waiver; provided, however, that if the consent of the Holder of each Outstanding Subordinated Debenture is required in connection with a waiver, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

  (d) the Trustee shall not take any action in accordance with the directions of the Holders of the Subordinated Debentures under this Section 11.2 unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action.

SECTION 11.3.   Acknowledgment of Rights.

  The Issuer acknowledges that, with respect to any Subordinated Debentures held either by the Trust or by the Property Trustee, if the Property Trustee fails to enforce its rights under the Indenture, this First Supplemental Indenture or the Subordinated Debentures as the Holder of the Subordinated Debentures held as the assets of the Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Issuer to enforce the Property Trustee's rights under the Indenture, this First Supplemental Indenture or the Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Issuer to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the applicable redemption date), the Issuer acknowledges that a record holder of Preferred Securities may institute a proceeding directly against the Issuer for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due date specified in the Subordinated Debentures., and the amount of payment will be based on the holder's pro rata share of the amount due and owing on all the Preferred Securities.

                          ARTICLE XII
                         MISCELLANEOUS

SECTION 12.1.   Ratification of Indenture.

  The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 12.2.   Trustee Not Responsible for Recitals.

  The recitals contained herein and in the Subordinated Debentures, except for the Trustee's certificate of authentication, shall be taken as the statements of the Issuer and not of the Trustee, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or of the Subordinated Debentures.

SECTION 12.3.   Governing Law.

  This First Supplemental Indenture and each Subordinated Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

SECTION 12.4.   Separability.

  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Subordinated Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Subordinated Debentures, but this First Supplemental Indenture and the Subordinated Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 12.5.   Counterparts.

  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 12.6.  Effect of Headings.

  The Article and Section headings herein and the Table of Contents hereto are for convenience only and shall not affect the construction hereof.

SECTION 12.7  Third Party Beneficiaries.

  Notwithstanding Section 11.2 of the Indenture (i) the Property Trustee, the trustee under the Preferred Securities Guarantee and the Delaware Trustee are each a third party beneficiary of, and shall be entitled to enforce and to exercise all rights and remedies with respect to the provisions of Article V of this First Supplemental Indenture, and (ii) each of the holders of Preferred Securities is a third party beneficiary of, and shall be entitled to enforce and exercise all rights and remedies with respect to Section 11.3 of this First Supplemental Indenture.

  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                        EQUITABLE OF IOWA COMPANIES


                        By _________________________________________
                        Name: ______________________________________
                        Title: _______________________________________

                        THE FIRST NATIONAL BANK OF CHICAGO,
                        as Trustee

                        By _________________________________________
                        Name: ______________________________________
                        Title: _______________________________________